                        THIRD AMENDMENT TO LOAN AGREEMENT


     THIRD AMENDMENT, dated as of ____________, 2003 ("Third Amendment"), between Fairfield Inn by Marriott Limited Partnership, a Delaware limited partnership (the "Borrower"), and Clarion Partners, LLC, as Special Servicer (the "Special Servicer") on behalf of LaSalle Bank National Association, a national banking association, as Trustee, in respect of the Asset Securitization Corporation Commercial Mortgage Pass-Through Certificates Series 1997-MD VII Securitization (the "Lender") to that certain Loan Agreement, dated as of January 13, 1997 (the "Agreement"), between the Borrower and Nomura Asset Capital Corporation, as amended by that certain First Amendment to Loan Agreement ("First Amendment") and that Second Amendment to Loan Agreement ("Second Amendment"), between the Borrower and the Lender.

                               W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Borrower entered into the Agreement, pursuant to which the Borrower borrowed the sum of One Hundred Sixty Five Million Four Hundred Thousand Dollars and 00/100 ($165,400,000.00) (the "Loan");

     WHEREAS, a Securitization has occurred, as contemplated by the Agreement, and as a result, all right, title and interest of Nomura Asset Capital Corporation as lender under the Loan is currently held by Lender under that certain Pooling and Servicing Agreement dated as of March 27, 1997, as amended (the "Pooling and Servicing Agreement");

     WHEREAS, the Special Servicer assumed the role of special servicer under the Pooling and Servicing Agreement pursuant to that certain Instrument of Assumption dated as of February 15, 2000 between the Servicer, as the removed special servicer, and the Special Servicer, as successor thereto, as acknowledged and accepted by the Trustee;

     WHEREAS, pursuant to the terms of the Pooling and Servicing Agreement, on October 30, 2000, the Loan became, and as of the date hereof, continues to be, a Specially Serviced Mortgage Loan under the Pooling and Servicing Agreement;

     WHEREAS, pursuant to the terms of the Pooling and Servicing Agreement, the Special Servicer is authorized and permitted to modify and restructure the Loan on behalf of the trust established by the Pooling and Servicing Agreement;

     WHEREAS, the Borrower and Lender desire to amend the Agreement in certain respects, as hereinafter provided;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lender agree as follows:

                                    ARTICLE I

                                   AMENDMENTS

     Section 1.1 Definitions Generally. Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Agreement, the First Amendment or the Second Amendment, as applicable.

     Section 1.2 Certain New Definitions. For all purposes of the Agreement and this Third Amendment, except as otherwise expressly provided or unless the context otherwise requires:

     (a) "2003 Amendment of Ground Leases" means that certain Amendment of Ground Leases, dated as of the date hereof, by and among the Borrower and Big Boy Properties, Inc., as the same may be amended from time to time in accordance with the terms hereof.

     (b) "2003 Amendment to Certain Franchise Agreements" means that certain Amendment to Certain Franchise Agreements, dated as of the date hereof, between Marriott International, Inc., as franchisor, and the Borrower, as franchisee, as the same may be amended from time to time in accordance with the terms hereof.

     (c) "2003 Franchise Comfort Letter" means that certain letter agreement, dated as of the date hereof, between Marriott International, Inc., as franchisor, and the Lender, as the same may be amended from time to time in accordance with the terms hereof.

     (d) "2003 Omnibus Agreement" means that certain Omnibus Agreement, dated as of the date hereof, by and among Marriott International, Inc., Big Boy Properties, Inc., Borrower, Lender, Sage Management Resources III, LLC and Winthrop Financial Associates, a limited partnership..

     (e) "Liquidation Release Price" means the amount set forth on Exhibit A hereto that is allocated to each Liquidation Release Property in connection with a sale on or prior to April 1, 2005 of each Liquidation Release Property. Notwithstanding anything to the contrary contained herein, after April 1, 2005, the Liquidation Release Prices will no longer be in effect and Borrower shall not be permitted to sell any Liquidation Release Property without the prior written consent of the Lender.

     (f) "Liquidation Release Property" means any of the 46 Properties owned by Borrower as of the date hereof.

     Section 1.3 Amendments to Certain Definitions.

     (a) The definition of the term "Property" or "Properties" contained in the Agreement is amended as of the date hereof by inserting the phrase "or Section
2.8 hereof" after the phrase "Section 2.7 of this Agreement."

     (b) The definition of the term "Release Price" contained in the Agreement is amended as of the date hereof by inserting the phrase "or Section 2.8 hereof" after the phrase "Section 2.7."

     (c) The definition of "Transaction Documents" contained in the Agreement is amended as of the date hereof by inserting the phrase "the Third Amendment and each other document executed in connection with the transactions contemplated by the Third Amendment (including but not limited to the 2003 Omnibus Agreement, the 2003 Amendment to Certain Franchise Agreements, the 2003 Franchise Comfort Letter and the 2003 Amendment of Ground Leases) (collectively, the "Third Amendment Documents")" after the phrase "the Omnibus Agreement."

     Section 1.4 Certain Other Amendments.

     (a) A new Section 2.8 is hereby inserted into the Agreement to provide as follows:

               Section 2.8 Liquidation Release Properties. Notwithstanding anything to the contrary contained in this Agreement, at any time prior to April 1, 2005, the Borrower may sell any of the Liquidation Release Properties to any Person (other than to the Borrower or its affiliates) and cause the release of such Liquidation Release Property from the Lien of the Security Documents upon the satisfaction of the following conditions:

               (a) delivery of notice not less than 20 days in advance to the Lender (or such earlier period of time as determined by the Lender, the Servicer or the Special Servicer) specifying the Debt Service Payment Date (or such other date as determined by either the Lender, the Servicer or the Special Servicer in its sole discretion) on which the amount set forth in clause (c) below is to be provided to the Servicer, which notice shall also be accompanied by an Officer's Certificate to the effect that other than the Events of Default currently existing as of the date hereof (the "Existing Defaults"), no default under any of the Third Amendment Documents and no new Potential Event of Default or new Event of Default has occurred and is continuing (or, in the case of a default under the Third Amendment Documents or new Potential Event of Default or new Event of Default that shall be cured or avoided by the release of the affected Property, describing the nature of same, and certifying that such default under the Third Amendment Documents or new Potential Event of Default or new Event of Default shall be cured by such release) and certifying that such Release will comply with all applicable requirements of this Section 2.8; provided, however, that either the Lender, the Servicer or the Special Service may waive any default under the Third Amendment Loan

         Documents or new Potential Event of Default or new Event of Default in its sole discretion and permit the sale of the Property if such sale otherwise complies with the requirements of this Section 2.8; and provided, further, that any default resulting from Borrower not having sufficient cash flow to make any required payments under the Loan Documents shall not be considered a default under the Third Amendment Documents, a new Event of Default or new Potential Event of Default but any advances made by Lender, the Servicer or the Special Servicer in connection with such required payments shall be added to the Debt;

               (b) the payment to the Lender of interest accrued and unpaid on the principal balance of the Note and all other sums due under the Transaction Documents, through and including such payment date;

               (c) the payment to the Lender, to be applied to prepayment of the Principal Payments in inverse order of maturity, of an amount equal to the greater of (i) the Liquidation Release Price of such Liquidation Release Property, and (ii) the actual gross sales price of such Liquidation Release Property less any applicable amounts owed to MII or any landlord in connection with the sale of such Liquidation Release Property (the "Sales Price") less (A) customary and reasonable closing costs, including any applicable brokerage commission up to a maximum of 3.5% of the gross sales price, reasonable legal fees up to 1% of the sales price, customary title and search fees and applicable transfer taxes (collectively, the "Closing Costs"), (B) the liquidation fees due to Borrower in connection with each sale of a Liquidation Release Property as more fully set forth on Exhibit B hereto, and (C) all other costs and expenses incurred in connection with the release of such Liquidation Release Property from the Lien of the Security Documents (the "Net Liquidation Price"). Notwithstanding anything to the contrary contained herein, if (x) the Sales Price is less than the Liquidation Release Price, (y) a competitive bidding process is not used to sell such Liquidation Release Property, or (z) there is a sale of more than one Liquidation Release Property to the same purchaser or any of such purchaser's affilates in one or more related transactions, then in each of the foregoing instances, the Borrower shall not be permitted to sell a Liquidation Release Property without the prior written consent of either the Lender, the Servicer or the Special Servicer; and

               (d) delivery to the Lender for execution of forms of release of such Liquidation Release Property from the Lien of the Security Documents appropriate for the jurisdiction in which such Liquidation Release Property is located.

     (b) Section 3.1 of the Agreement is hereby amended as of the date hereof by inserting the phrase ", Section 2.8 hereof" after the phrase "Section 2.7 hereof."

     (c) Section 3.4(c) of the Agreement is hereby amended as of the date hereof by inserting the phrase "or Section 2.8 hereof" after the phrase "Section 2.7."

     (d) Section 4.1A(e) of the Agreement is hereby amended as of the date hereof by inserting the phrase "or Section 2.8 hereof" after the phrase "or 2.7."

     (e) Section 5.3(h) of the Agreement is hereby amended as of the date hereof by inserting the phrase "or 2.8" after the phrase "or 2.7."

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Section 2.1 Reaffirmation of Representations and Warranties. The Borrower hereby reaffirms, as of the date hereof, each and every representation and warranty made by it in the First Amendment and Second Amendment and represents and warrants that, except as set forth herein, each such representation and warranty is true and accurate in all material respects as of the date hereof.

     Section 2.2 Additional Representations and Warranties. The Borrower represents and warrants that as of the date hereof:

     (a) The Borrower has the requisite power and authority to execute and deliver this Third Amendment and to carry out the transactions contemplated hereby;

     (b) The execution, delivery and performance by the Borrower of this Third Amendment has been duly and validly authorized by all necessary actions and proceedings on the part of the General Partner and the Borrower, and no further approvals or filings of any kind, including, without limitation, any approval of or filing with any Governmental Authority, are required as a condition thereof;

     (c) Neither the execution and delivery of this Third Amendment, nor the fulfillment of or compliance with the terms and conditions hereof:

               (i) will conflict with or result in any breach or violation of any law, rule or regulation issued by any Governmental Authority, or any judgment or order applicable to the Borrower or the General Partner, or to which the Borrower or the General Partner or any of the Properties are subject;

               (ii) will conflict with or result in any breach or violation of, or constitute a default under, any of the provisions of the Amended and Restated Agreement of Limited Partnership of the Borrower as amended by that certain First Amendment, Second Amendment, Third Amendment and Fourth Amendment to the Amended and Restated Agreement of Limited Partnership relating thereto, the Certificate of Formation or the LLC Agreement of the General Partner, or any agreement or instrument to which the Borrower or the

         General Partner is a party or to which the Borrower or the General Partner or any of the Properties is subject; or

               (iii) will result in or require the creation of any Lien on any of the Properties except Permitted Exceptions and Liens in favor of the Lender;

     (d) This Third Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law);

     (e) The Borrower (1) has not entered into this Third Amendment with the actual intent to hinder, delay, or defraud any creditor and (2) has received reasonably equivalent value in exchange for its obligations under this Third Amendment.;

     (f) There have been one or more Events of Default under the Loan Agreement and all principal and amounts accrued but unpaid under the Note and the Transaction Documents, together with the Yield Maintenance Premium, have been declared immediately due and payable; and

     (g) To the Best Knowledge of the Borrower, no representation or warranty by the Borrower made in this Third Amendment, and no schedule, exhibit, certificate, written statement, list, document or other material furnished or to be furnished to the Lender pursuant to or in connection with this Third Amendment or any of the transactions contemplated thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 2.3 Performance of Covenants. The Borrower hereby represents and warrants to Lender that it has duly performed and observed the covenants and undertakings set forth in the Transaction Documents on its part to be performed, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings so long as the Transaction Documents, as amended hereby, shall remain in effect.

     Section 2.4. Forebearance/Foreclosure.

     Subject to the terms and conditions set forth below, from the date hereof until April 1, 2005 (the "Forebearance Period"), Lender agrees to forebear from foreclosing on the Properties so long as (i) the Borrower is not in default under any of the Third Amendment Documents, (ii) there are no new Potential Events of Default or new Events of Default (other than the Existing Defaults); provided, however, that any default resulting from Borrower not having sufficient cash flow to make any required payments under the Loan Documents shall not be considered a default under the Third Amendment Documents, a new Event of Default or new Potential Event of Default but any advances made by Lender, the Servicer or the Special Servicer in connection with such required payments shall be added to the Debt, (iii) the Borrower is diligently attempting to sell the Properties in accordance with the terms hereof and the other Transaction Documents; (iv) the Borrower has commenced the work required by the Existing PIPs (as such term is defined in that certain Amendment to Franchise Agreements, dated as of the date hereof, between the Borrower and Marriott International, Inc.) by no later than the date that is 60 days prior to commencement date required by Marriott under the Third Amendment Documents; (v) the Borrower shall have completed the work required by the Existing PIPs by no later than the date that is 60 days prior to completion date required by Marriott under the Third Amendment Documents; and (vi) the Borrower and Lender meet periodically (either by phone or in person), but in no event less often than once per calendar quarter, to discuss the order in which the PIPs should be performed and/or which Properties should no longer remain under the Marriott flag. In connection with this clause (vi), the Borrower shall (A) comply with any specific requests made by Lender as to the order of priority in which the PIPs are performed and (B) take all necessary action as soon as practicable to remove the Marriott flag and terminate the applicable Franchise Agreement with respect to any Property that Lender specifies should not remain under the Marriott flag.

     (a) . After the expiration of the Forebearance Period or in the event that any of the conditions set forth in clauses (i), (ii) (iii), (iv), (v) or (vi) above are not satisfied at any time, Lender may exercise any such foreclosure remedies.

     (b) In consideration for Lender's forbearance from foreclosing on the Properties during the Forebearance Period, the Borrower hereby (i) agrees to actively pursue the sale of the Properties in order to fully repay the Debt,
(ii) agrees to provide Lender, the Servicer and the Special Servicer with monthly updates (or such other updates as are reasonably requested by Lender) as to the status and progress of its efforts with respect to the sale of the Properties, (iii) acknowledges that an Event of Default has occurred, that the Debt has been accelerated and that it is unconditionally obligated to pay the Debt, without any defense, setoff, or counterclaim of any kind or nature whatsoever, (iv) unconditionally and irrevocably releases Lender, the Servicer, the Special Servicer, and their respective predecessors, successors, assigns, affiliates and subsidiaries and each and all of their respective current and former officers, directors, managers, employees, trustees, agents, attorneys, representatives, advisors, shareholders and members from any and all claims of whatsoever kind or nature which it ever had arising out of, in connection with or in any way related to any of the Transaction Documents.

     (c) The Borrower hereby agrees that if, at the end of the Forbearance Period (or such earlier time in case of a breach of any of the provisions of Section 2.4(a)(i), (ii), (iii), (iv), (v) or (vi) above), if the Debt has not been repaid in full, Lender's agreement to forbear from foreclosing on the Properties shall terminate and Lender shall be entitled, without further notice or delay, to exercise its foreclosure remedies under the Transaction Documents. In this regard, the Borrower hereby (i) consents to the exercise of Lender's rights under the Transaction Documents to foreclose on the Properties and agrees that it will not raise any defense to any such foreclosure and will not commence or join in any action or proceeding in law or in equity to prevent or interfere with any such foreclosure, and (ii) agrees to fully cooperate with Lender and take all such actions and execute all such documents as may be necessary or desirable in connection with any such foreclosure.

     (d) Notwithstanding anything to the contrary contained herein, Lender's forbearance to date and any forebearance in the future in no way constitutes a waiver by Lender of any of its rights under the Transaction Documents and Lender continues to expressly require strict compliance with the terms of the Transaction Documents in all respects. Lender hereby reserves all other rights and remedies it may have under the Loan Agreement and the other Transaction Documents, including the right to enforce any and all remedies available to Lender under the Loan Agreement and the other Transaction Documents.

     Section 2.5 Lender's Cure Rights. The Borrower hereby agrees that upon receipt of notice of any default under any Transaction Document from Marriott, any of its affiliates or any other third party, Lender shall have the right, but not the obligation, to cure such default on behalf of the Borrower during the cure period , if any, applicable to the Borrower. The Borrower hereby agrees to advise Lender as soon as practicable whether the Borrower intends to cure any such default, shall keep Lender apprised of all actions taken to cure such default and shall cooperate with Lender and take all actions reasonably requested by Lender if Lender chooses to cure such default on behalf of the Borrower.

                                   ARTICLE III

                                  MISCELLANEOUS

     Section 3.1 Broker. Neither the Borrower nor any Person acting on behalf of the Borrower has dealt with any broker or any other Person entitled to a fee or commission in connection with this Third Amendment and the Borrower agrees to indemnify and hold the Lender and any Person acting on behalf of the Lender harmless from and against any claims or commission, finder's fees and other payments, no matter how described, and against any and all costs and expenses including, without limitation, attorneys' fees relating to any such claim.

     Section 3.2 Index, Descriptive Headings. The descriptive headings of the several Sections and Articles of this Third Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Third Amendment. In the preparation of this Third Amendment indistinguishable contributions were made by representatives of both the Lender and the Borrower, and each of the Lender and the Borrower waives any and all rights, either at law or in equity, to have the provisions of this Third Amendment interpreted in favor of one over the other based on a claim that representatives of one or the other were the principal draftsmen thereof.

     Section 3.3 No Further Modifications. Except as modified herein, all of the terms and conditions of the Agreement, as modified by the First Amendment and the Second Amendment, shall remain in full force and effect and, as modified hereby, the

Lender and the Borrower confirm and ratify all of the terms, covenants and conditions of the Agreement in all respects.

     Section 3.4 Survival of Representations and Warranties; Reliance. All representations and warranties contained in this Third Amendment shall survive the execution and delivery of this Third Amendment and the making of the Loan and shall be considered to have been relied upon by the Lender regardless of any investigation made by or on behalf of it.

     Section 3.5 Enforceability. Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Borrower hereby waives any provisions of law which renders any provision hereof prohibited or unenforceable in any respect.

     Section 3.6 Benefit of Agreement. This Third Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Except as expressly provided otherwise in this Third Amendment, any assignment shall not release the Borrower from any obligations or liabilities hereunder. The Lender's interests under the Transaction Documents shall be freely assignable and transferable. No party other than the parties hereto and their permitted assigns shall be deemed to have any benefits or obligations under this Third Amendment.

     Section 3.7 Governing Law. This Third Amendment shall be governed by the internal laws of the State of New York without regard to choice of law principles.

     Section 3.8 JURISDICTION AND SERVICE; WAIVER OF JURY TRIAL. EACH OF THE GENERAL PARTNER AND THE BORROWER HEREBY (I) IRREVOCABLY CONSENTS AND SUBMITS ITSELF AND ACKNOWLEDGES AND RECOGNIZES THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ANY ACTION ARISING OUT OF, UNDER, OR IN CONNECTION WITH, RELATING TO, OR BASED UPON ANY TRANSACTION DOCUMENT, INCLUDING THIS THIRD AMENDMENT, OR THE SUBJECT MATTER HEREOF OR THEREOF, (II) AGREES THAT SUCH COURTS SHALL BE THE SOLE AND EXCLUSIVE COURTS AND FORUMS FOR THE PURPOSE OF ANY SUCH ACTION AND (III) WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT SUCH COURTS DO NOT HAVE JURISDICTION OVER IT OR THAT SUCH ACTION IS BROUGHT IN AN INCONVENIENT FORUM; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL LIMIT, IN ANY MANNER, THE RIGHT OF THE LENDER TO INSTITUTE OR TAKE ANY ACTION IN ANY COURT IN ANY JURISDICTION FOR THE PURPOSE OF PROTECTING, PRESERVING OR REALIZING UPON ANY COLLATERAL, IF ANY, SECURING THE DEBT OR

ENFORCING ANY JUDGMENT OBTAINED BY IT IN CONNECTION WITH ANY TRANSACTION DOCUMENT, INCLUDING THIS THIRD AMENDMENT, OR THE SUBJECT MATTER HEREOF OR THEREOF. EACH OF THE GENERAL PARTNER, THE BORROWER AND THE LENDER HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF, UNDER, OR IN CONNECTION WITH, RELATING TO, OR BASED UPON ANY TRANSACTION DOCUMENT, INCLUDING THIS THIRD AMENDMENT, OR THE SUBJECT MATTER HEREOF OR THEREOF, AND AGREES THAT PROCESS IN ANY SUCH ACTION, IN ADDITION TO ANY OTHER METHOD PERMITTED BY LAW, MAY BE SERVED UPON IT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE GENERAL PARTNER OR THE BORROWER OR THE LENDERAT THE ADDRESS DESIGNATED BY THE BORROWER AND THE LENDER IN SECTION 3.10 HEREOF, AND SUCH SERVICE SHALL BE DEEMED EFFECTIVE AS IF PERSONAL SERVICE HAD BEEN MADE UPON IT WITHIN NEW YORK COUNTY.

     Section 3.9 Conflicting Terms. In the event of any direct conflict between any provision of this Third Amendment and any provision of any other Transaction Document, this Third Amendment shall govern; provided, however, that (a) notwithstanding the foregoing, the remedies contained in the Mortgages and any other Transaction Document shall govern in the event of any direct conflict with any remedy contained in this Third Amendment, and (b) the parties intend that the terms and provisions of each of the Transaction Documents be given full effect, and, accordingly, the provisions of the other Transaction Documents, to the fullest extent possible, shall be construed to be additional and supplementary to, and not in conflict with or in derogation of, the provisions of this Third Amendment.

     Section 3.10 Notices. In accordance with Section 9.1 of the Agreement, the Lender and the Borrower each notify the other that notices given under the Agreement shall henceforth be given at the addresses set forth below:

          If to Lender:

          LaSalle Bank National Association, as Trustee
          135 S. LaSalle Street, Suite 1625
          Chicago, Illinois 60603-4159
          Attention:  Administrator for ASC Nomura 1997-MD VII

          With copies to:

          Pacific Life Insurance Company
          700 Newport Center Drive
          Newport Beach, California 92660
          Attention: Wendy Balden

          and:

          Clarion Partners, LLC
          230 Park Avenue, 12th Floor
          New York, New York 10169
          Attention: Michael O'Brien

          If to Borrower:

          Fairfield Inn by Marriott Limited Partnership
          c/o Winthrop Financial Associates
          Suite 214
          100 Jericho Quadrangle
          Jericho, New York 11753
          Attention: Peter Braverman

          With copies to:

          Post & Heymann LLP
          100 Jericho Quadrangle, Suite 214
          Jericho, New York 11753
          Attention: William Post, Esq.

     Section 3.11 Counterparts. This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     Section 3.12 Relationship of Parties. The relationship of the Borrower to the Lender is strictly and solely that of borrower and lender and mortgagor and mortgagee and nothing contained in any Transaction Document, including this Third Amendment, is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Borrower and the Lender other than as borrower and lender and mortgagor and mortgagee. The Borrower acknowledges that (a) Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of the Borrower or its Affiliates, (b) it is represented by competent counsel and has consulted counsel before executing this Third Amendment and (c) it shall rely solely on its own judgement and advisors in entering into the transactions contemplated hereby without relying in any manner on any statements, representations or recommendations of the Lender.



                   [balance of page intentionally left blank]

     IN WITNESS WHEREOF, this Third Amendment to Loan Agreement is executed as of the date first set forth above.


                                        LENDER:

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        a national banking association, not in
                                        its individual capacity but solely as
                                        Trustee

                                        By:  Clarion Partners LLC, as Special
                                             Servicer, its Attorney-in-Fact



                                             By:
                                                -------------------------
                                                Name:
                                                Title:


                                        BORROWER:

                                        FAIRFIELD INN BY MARRIOTT LIMITED
                                        PARTNERSHIP, a Delaware limited
                                        partnership

                                        By:  AP-Fairfield GP, LLC, a Delaware
                                             limited liability company, its
                                             general partner


                                             By:  AP-Fairfield Manager Corp.,
                                                  its manager


                                                  By:
                                                     ------------------------
                                                     Name:
                                                     Title:

                                    EXHIBIT A
                           LIQUIDATION RELEASE PRICES


------------------------------------------------------------------------

Liquidation Release Property                                Liquidation
----------------------------                                -----------
                                                          Release Price
                                                          -------------
Atlanta Airport                                              $2,000,000
Atlanta Gwinett                                              $2,100,000
Atlanta Northlake                                            $1,200,000
Atlanta Northwest                                            $1,100,000
Atlanta Peachtree Corners                                    $1,600,000
Birmingham-Homewood                                          $1,400,000
Bloomington / Normal                                         $2,900,000
Buena Park                                                   $1,000,000
Charlotte Northeast                                            $650,000
Cleveland Airport                                            $2,900,000
Columbus North                                               $1,500,000
Dayton North                                                 $2,400,000
Des Moines                                                   $1,800,000
Detroit Metro Airport                                        $3,800,000
Detroit / Auburn Hills                                       $3,400,000
Detriot / Troy / Madison Heights                             $3,600,000
Detroit / Warren                                             $2,100,000
Detroit / West Canton                                        $3,500,000
Durham                                                       $2,600,000
Fayetteville                                                 $4,300,000
Florence                                                     $3,900,000
Gainesville                                                  $1,400,000
Greensboro                                                   $3,300,000
Greenville                                                   $2,200,000
Hampton                                                      $3,700,000
Hilton Head                                                  $2,800,000
Indianapoils /  Castleton                                    $2,100,000
Indianapolis / College Park                                  $2,200,000
Johnson City                                                 $1,700,000
Kalamazoo                                                    $2,700,000
Kansas City / Merriam                                        $2,200,000
Kansas City / Overland Park                                  $3,400,000
Madison -Wisconsin                                           $1,900,000
Miami West                                                   $1,900,000


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

Milwaukee / Brookfield                                       $3,700,000
Orlando / I-Drive                                            $3,700,000
Orlando South                                                $1,400,000
Peoria                                                       $3,900,000
Placentia / Anaheim                                          $5,100,000
Raleigh / Northeast                                          $1,700,000
Rockford                                                     $2,300,000
Savannah                                                     $2,400,000
St. Louis / Hazelwood                                        $2,200,000
Toledo / Holland Airport                                     $3,400,000
Virginia Beach                                               $4,900,000
Wilmington East                                              $2,700,000

TOTALS                                                     $118,650,000

------------------------------------------------------------------------




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


                                    EXHIBIT B
                          LIQUIDATION FEES TO BORROWER

-------------------------------------------------------------
            Date                      Incentive Fee Base
            ----                      ------------------
      October 1, 2003                       $118,650,000
      November 1, 2003                      $118,650,000
      December 1, 2003                      $118,650,000
      January 1, 2004                       $118,650,000
      February 1, 2004                      $118,650,000
       March 1, 2004                        $118,650,000
       April 1, 2004                        $118,650,000
        May 1, 2004                         $118,650,000
        June 1, 2004                        $118,650,000
        July 1, 2004                        $118,650,000
       August 1, 2004                       $118,650,000
     September 1, 2004                      $118,650,000
      October 1, 2004                       $119,243,250
      November 1, 2004                      $119,839,466
      December 1, 2004                      $120,438,664
      January 1, 2005                       $121,040,857
      February 1, 2005                      $121,646,061
       March 1, 2005                        $122,254,291
       April 1, 2005                        $122,967,442
-------------------------------------------------------------

The Borrower shall be paid a base fee of $65,217 per Liquidation Release Property at the closing of each Liquidation Release Property sale. The cumulative base fee for all of the Liquidation Release Properties is $3,000,000. If the Liquidation Release Properties are sold by the dates set forth in the above table, the Borrower shall also be paid an incentive fee of 10% times the positive difference, if any, of the aggregate Net Liquidation Price received for all of the Liquidation Release Properties less the "Incentive Fee Base" set forth in the above table and as determined in accordance with Section 2.8(c); provided, however, that the Incentive Base Fee amounts shall be increased by all amounts advanced after the date hereof by the Lender under the Transaction Documents other than advances of principal and interest. For example, if the last Liquidation Release Property is sold after December 1, 2004 but prior to January 1, 2005, and the aggregate Net Liquidation Price received for all of Liquidation Release Properties is $122,000,000, then the incentive fee would be $95,914.30 [i.e., ($122,000,000 minus $121,040,857) * 10%].


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